Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	At Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES SECOND QUARTER FISCAL
2015 EARNINGS OF $1.4 MILLION

•	Basic and diluted EPS of $0.09 for the quarter

•	Net loan growth of 14.7% over prior year quarter, which marks the sixth consecutive year-over-year quarterly increase

•	Total risk-based capital ratio for the bank of 23.4% at March 31, 2015

•	Tangible book value per share of $12.39 at March 31, 2015, up $0.65 year over year

•	Nonperforming non-covered assets at 0.48% of total non-covered assets at March 31, 2015

•	Repurchased 300,177 shares for $3.5 million during the quarter

West Point, Georgia, April 30, 2015 — Charter Financial Corporation (the “Company”) (NASDAQ: CHFN) today reported net income of $1.4 million, or $0.09 per basic and diluted share, for the quarter ended March 31, 2015, compared with $1.5 million, or $0.07 per basic and diluted share, for the quarter ended March 31, 2014. Despite the slight decrease in net income, earnings per share for the quarter ended March 31, 2015 increased as a result of a lower weighted average number of common shares outstanding due to continued share repurchases.

Net income for the six months ended March 31, 2015, was $3.1 million, or $0.19 per basic and diluted share, respectively, compared with $3.1 million, or $0.14 per basic and diluted share, for the six months ended March 31, 2014. Increases in net interest income and deposit and bankcard fee income along with reduced loan provision expense for the six months ended March 31, 2015, were offset by a one time true-up receipt from the completion and renegotiation of a processing contract in the prior year in the amount of $1.1 million.

Quarterly Operating Results

Quarterly earnings for the second quarter of fiscal 2015 compared with the second quarter of fiscal 2014 were positively impacted by the following items:

•	Loan interest income, excluding accretion and amortization of loss share receivable, increased $473,000.

•	Net interest margin, excluding accretion and amortization of loss share receivable, was 3.31% for the quarter ended March 31, 2015 compared with 2.85% for the same quarter of fiscal 2014.

Exhibit 99.1

•	Noninterest income increased $234,000, or 7.3%.

•	Deposit and bankcard fee income increased by a combined $271,000.

•	Gain on sale of loans and loan servicing release fees increased by $85,000.

•	Deposit expense decreased by $146,000, or 18.1%.

•	The cost of deposits decreased to 43 basis points for the quarter ended March 31, 2015, compared to 49 basis points for the quarter ended March 31, 2014.

•	Borrowing expense decreased $48,000, or 7.7%.

The above increases to net income were more than offset by the following items:

•	Net purchase discount accretion and amortization decreased by $265,000.

•	The average yield on loans was 4.95% for the quarter ended March 31, 2015 compared to 5.41% for the quarter ended March 31, 2014 primarily due to lower purchase accretion.

•	Salaries and employee benefits expense increased by $226,000.

•	Net cost of operations of real estate owned increased by $144,000.

Chairman and CEO Robert L. Johnson said, “While earnings were stable, we continue to improve core earnings with net income of $1.4 million for the quarter. Our net interest margin excluding purchase accounting was 3.31% for the quarter ending March 31, 2015 which was significantly improved from 2.85% for the quarter ending March 31, 2014.”

Financial Condition

The Company's total assets were $1.0 billion at March 31, 2015, a slight increase from September 30, 2014. Net loan growth and shares repurchased during the first half of fiscal 2015 were funded by deposit growth, including brokered CDs, and utilization of the Company's cash and cash equivalents. Net loans grew $49.8 million, or 8.2%, to $656.2 million at March 31, 2015, from $606.4 million at September 30, 2014.

Mr. Johnson continued, “Our loan portfolio increased on a year-over-year basis for the sixth straight quarter. Due to continued slow economic activity in many of our markets, we supplemented our organic growth with the purchase of $12.4 million of high quality single family mortgage loans. Continued loan portfolio growth is important to realizing increased profitability through higher operating and capital leverage.”

Total deposits were $736.8 million at March 31, 2015, compared with $717.2 million at September 30, 2014 due primarily to increases of $14.6 million and $30.8 million in core deposits and broker deposits, respectively. Core deposits increased from $486.2 million at September 30, 2014, to $500.9 million at March 31, 2015, due primarily to an increase in transaction accounts.

Mr. Johnson added, “We are starting to see the positive impact of the rebranding of our checking products that we started last fall. We reduced the number of checking products from 13 to four. We continue to provide multiple ways for consumers to have free checking accounts but in methods more beneficial for the bank through increased interchange revenue, increased balances or reduced costs through the reduction of mailing paper statements.”

Total stockholders' equity decreased to $211.2 million at March 31, 2015, compared to $225.0 million at September 30, 2014, due predominantly to $17.7 million of share repurchases during the first half of fiscal 2015.

Net Interest Income and Net Interest Margin

Net interest income increased to $7.8 million for the quarter ended March 31, 2015, compared with $7.5 million for the quarter ended March 31, 2014. Interest income increased by $116,000 despite a $265,000 decline in net discount accretion and amortization on acquired covered loans, while interest expense decreased by $194,000 quarter over quarter primarily as a result of lower interest expense on certificates of deposit and borrowings. The Company's net interest margin, excluding the effects of purchase accounting, improved for the sixth consecutive quarter to 3.31% for the quarter ended March 31, 2015, compared with 2.85% for the quarter ended March 31, 2014. Net interest margin, including the impact of purchase accounting, increased to 3.54% for the quarter ended March 31, 2015, compared with

Exhibit 99.1

3.18% for the quarter ended March 31, 2014.

Net interest income for the six months ended March 31, 2015 increased $222,000 to $15.4 million compared to the same prior year period despite a $787,000 decline in net discount accretion and amortization on acquired covered loans. Additionally, interest expense decreased by $395,000. Net interest margin, excluding the effects of purchase accounting, improved 41 basis points to 3.22% while net interest margin, including the impact of purchase accounting, improved 27 basis points to 3.50% for the six months ended March 31, 2015.

Provision for Loan Losses

The Company recorded no provision for loan losses on non-covered loans for the quarters ended March 31, 2015 and 2014, due to an overall improvement in the credit quality of the non-covered loan portfolio. A negative provision of $4,000 was recorded on covered loans for the quarter ended March 31, 2015, compared to a negative provision of $54,000 for the same quarter in 2014.

There was no net provision recorded on non-covered and covered loans during the six months ended March 31, 2015 due to our strong asset credit quality compared to net provision expense of $248,000 for the same prior year period.

Accounting for FDIC-Assisted Acquisitions

Mr. Johnson continued, “We have completed the non-single family loan loss share portion of two of our FDIC assisted acquisitions in an uneventful fashion. The last agreement has 17 months remaining in the loss share period. The FDIC indemnification asset is down to $6.7 million indicating that we are approaching the completion of the resolution of the acquired troubled assets.”

Under purchase accounting rules, the Company currently expects to realize remaining discount accretion of $4.3 million and $818,000 in amortization netting to approximately $3.5 million of future pre-tax income impact.

Noninterest Income and Expense

Noninterest income for the quarter ended March 31, 2015 increased $234,000, or 7.3%, which was primarily due to the continued increases in gain on sale of loans, bankcard fee income and other deposit fee income. Noninterest expense for the quarter ended March 31, 2015 increased $483,000, or 5.6%, compared with the same period in fiscal 2014. This increase was primarily attributable to a $226,000 increase in salaries and employee benefits along with a $144,000 increase in the net cost of real estate owned due to the write down of several pieces of real estate owned covered by FDIC loss sharing contracts.

Noninterest income for the six months ended March 31, 2015 decreased $316,000, or 4.3%, due in part to the $1.1 million true-up receipt from the completion and renegotiation of a processing contract in the prior year period. Meanwhile, bankcard fee income and other deposit fee income increased $545,000 and gain on sale of loans increased $280,000 for the six months ended March 31, 2015 compared to the same prior year period. Noninterest expense remained practically unchanged at $17.8 million for the six months ended March 31, 2015 and 2014. Decreases in legal and professional fees and the net cost of real estate owned were nearly offset by an increase in salaries and employee benefits.

Asset Quality

Asset quality remained strong with nonperforming assets not covered by loss sharing agreements remaining stable at 0.48% of total non-covered assets and the allowance for loan losses at 1.37% of total non-covered loans and 248.17% of nonperforming non-covered loans at March 31, 2015. The Company had net loan charge-offs of $31,000 on non-covered loans for the quarter ended March 31, 2015, compared to net loan charge-offs of $64,000 on non-covered loans for the same period in fiscal 2014.

Exhibit 99.1

Capital Management

During the quarter ended March 31, 2015, the Company repurchased 300,177 shares for approximately $3.5 million, or $11.50 per share.

Mr. Johnson said, “Since December 2013, we have completed three stock buyback programs, whereby the Company repurchased a combined 4.9 million shares at a discount to tangible book value. Additionally, through our current repurchase program announced in September 2014 and revised in March 2015, we can repurchase up to 2.6 million shares, of which 1.6 million shares have been repurchased to date. Collectively, the 6.5 million shares repurchased, or approximately 28% of our common stock, were purchased at a combined discount to tangible book value of $9.0 million.”

Mr. Johnson concluded, “We continue to utilize our excess capital in several ways including the repurchase of shares at a discount to tangible book value, dividends, loan portfolio growth and exploring the possibility of accretive acquisitions. We are also seeking to enhance stockholder value through leverage of our expense structure and improving noninterest income.”

About Charter Financial Corporation

Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank. On April 8, 2013, Charter Financial completed its conversion and reorganization from the mutual holding company form of organization to the stock holding company form of organization. CharterBank is headquartered in West Point, Georgia, and operates branches in West Central Georgia, East Central Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation.

Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “seek,” and “potential.” Examples of forward-looking statements include, but are not limited to, statements regarding future growth, profitability, expense reduction, improvements in income and margins, increasing stockholder value, and estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; the effect of any acquisition or other strategic initiatives that we determine to pursue; changes in legislation or regulation; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services; and the effects of geopolitical instability and risks such as terrorist attacks, the effects of weather and natural disasters such as floods, droughts, wind, tornados and hurricanes, and the effect of any damage to our reputation resulting from developments relating to any of the factors listed herein. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the fiscal year ended September 30, 2014. Copies of each filing may be obtained from the Company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Financial Condition (unaudited)

	March 31, 2015	September 30, 2014
Assets
Cash and amounts due from depository institutions	$10,865,181	$10,996,959
Interest-earning deposits in other financial institutions	53,698,660	88,465,994
Cash and cash equivalents	64,563,841	99,462,953
Loans held for sale, fair value of $2,755,616 and $2,090,469	2,700,613	2,054,722
Investment securities available for sale	182,981,526	188,743,273
Federal Home Loan Bank stock	3,005,600	3,442,900
Loans receivable:
Not covered under FDIC loss sharing agreements	617,053,035	546,570,720
Covered under FDIC loss sharing agreements	50,040,220	70,631,743
Allowance for loan losses (covered loans)	(946,314)	(997,524)
Unamortized loan origination fees, net (non-covered loans)	(1,471,715)	(1,364,853)
Allowance for loan losses (non-covered loans)	(8,463,104)	(8,473,373)
Loans receivable, net	656,212,122	606,366,713
Other real estate owned:
Not covered under FDIC loss sharing agreements	1,144,112	1,757,864
Covered under FDIC loss sharing agreements	3,343,384	5,557,927
Accrued interest and dividends receivable	2,594,483	2,459,347
Premises and equipment, net	20,092,378	20,571,541
Goodwill	4,325,282	4,325,282
Other intangible assets, net of amortization	450,873	423,676
Cash surrender value of life insurance	47,781,842	47,178,128
FDIC receivable for loss sharing agreements	6,749,359	10,531,809
Deferred income taxes	7,500,153	8,231,002
Other assets	7,199,168	9,254,001
Total assets	$1,010,644,736	$1,010,361,138

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$736,802,784	$717,192,200
FHLB advances	50,000,000	55,000,000
Advance payments by borrowers for taxes and insurance	1,161,941	1,312,283
Other liabilities	11,434,325	11,901,786
Total liabilities	799,399,050	785,406,269
Stockholders’ equity:
Common stock, $0.01 par value; 16,663,748 shares issued and outstanding at March 31, 2015 and 18,261,388 shares issued and outstanding at September 30, 2014	166,637	182,614
Preferred stock, $0.01 par value; 50,000,000 shares authorized at March 31, 2015 and September 30, 2014	—	—
Additional paid-in capital	102,621,872	119,586,164
Unearned compensation – ESOP	(5,551,193)	(5,984,317)
Retained earnings	113,442,799	111,924,543
Accumulated other comprehensive income (loss)	565,571	(754,135)
Total stockholders’ equity	211,245,686	224,954,869

Total liabilities and stockholders’ equity	$1,010,644,736	$1,010,361,138
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(1)	Financial information as of September 30, 2014 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Interest income:
Loans receivable	$8,939,425	$8,575,982	$17,844,057	$16,730,672
Mortgage-backed securities and collateralized mortgage obligations	793,093	953,406	1,623,770	1,922,119
Federal Home Loan Bank stock	36,978	37,145	73,686	67,176
Other investment securities available for sale	153,020	19,222	197,874	38,029
Interest-earning deposits in other financial institutions	18,812	84,198	59,848	169,496
Amortization of FDIC loss share receivable	(901,603)	(746,391)	(1,790,514)	(746,391)
Total interest income	9,039,725	8,923,562	18,008,721	18,181,101
Interest expense:
Deposits	658,445	804,420	1,391,372	1,689,845
Borrowings	577,637	625,660	1,180,382	1,276,528
Total interest expense	1,236,082	1,430,080	2,571,754	2,966,373
Net interest income	7,803,643	7,493,482	15,436,967	15,214,728
Provision for loan losses, not covered under FDIC loss sharing agreements	—	—	—	300,000
Provision for covered loan losses	(4,000)	(53,693)	—	(51,577)
Net interest income after provision for loan losses	7,807,643	7,547,175	15,436,967	14,966,305
Noninterest income:
Service charges on deposit accounts	1,512,974	1,371,627	3,094,952	2,799,942
Bankcard fees	993,538	863,519	1,941,161	1,690,730
Loss on investment securities available for sale	(27,893)	—	(27,209)	—
Bank owned life insurance	279,302	339,279	603,715	646,980
Gain on sale of loans and loan servicing release fees	351,578	266,445	718,581	438,831
Brokerage commissions	202,483	183,826	356,787	328,351
FDIC receivable for loss sharing agreements accretion (impairment)	27,059	82,875	74,519	(6,867)
Other	111,651	109,114	254,152	1,435,133
Total noninterest income	3,450,692	3,216,685	7,016,658	7,333,100
Noninterest expenses:
Salaries and employee benefits	5,077,774	4,851,837	10,092,041	9,552,789
Occupancy	1,838,048	1,873,734	3,713,711	3,766,149
Legal and professional	385,283	386,639	625,909	940,586
Marketing	367,238	336,534	632,470	636,274
Federal insurance premiums and other regulatory fees	179,856	250,911	375,446	502,261
Net cost (benefit) of operations of real estate owned	141,568	(2,110)	84,248	286,692
Furniture and equipment	223,666	158,425	374,201	324,447
Postage, office supplies and printing	224,025	180,778	464,632	406,626
Core deposit intangible amortization expense	68,088	99,742	142,396	206,060
Other	557,503	443,782	1,293,783	1,158,465
Total noninterest expenses	9,063,049	8,580,272	17,798,837	17,780,349
Income before income taxes	2,195,286	2,183,588	4,654,788	4,519,056
Income tax expense	761,055	692,778	1,547,053	1,391,178
Net income	$1,434,231	$1,490,810	$3,107,735	$3,127,878
Basic net income per share	$0.09	$0.07	$0.19	$0.14
Diluted net income per share	$0.09	$0.07	$0.19	$0.14
Weighted average number of common shares outstanding	15,835,418	21,701,476	16,007,320	21,855,743
Weighted average number of common and potential common shares outstanding	16,375,507	22,223,877	16,547,409	22,378,144

Exhibit 99.1

Charter Financial Corporation
Supplemental Financial Data (unaudited)
in thousands except per share data

	Quarter to Date					Year to Date
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	3/31/2015	3/31/2014

Consolidated balance sheet data:
Total assets	$1,010,645	$979,777	$1,010,361	$1,040,237	$1,077,870	$1,010,645	$1,077,870
Cash and cash equivalents	64,564	48,732	99,463	149,269	175,114	64,564	175,114
Loans receivable, net	656,212	627,740	606,367	582,403	572,040	656,212	572,040
Non-covered loans receivable, net	607,118	560,724	536,732	511,176	481,907	607,118	481,907
Covered loans receivable, net	49,094	67,016	69,635	71,227	90,133	49,094	90,133
Other real estate owned	4,487	5,508	7,316	9,345	10,744	4,487	10,744
Non-covered other real estate owned	1,144	954	1,758	1,331	849	1,144	849
Covered other real estate owned	3,343	4,554	5,558	8,014	9,895	3,343	9,895
Securities available for sale	182,982	191,995	188,743	185,040	201,578	182,982	201,578
Checking	328,012	310,891	314,201	312,962	314,788	328,012	314,788
Total deposits	736,803	701,475	717,192	729,609	742,064	736,803	742,064
Borrowings	50,000	55,000	55,000	55,000	55,000	50,000	55,000
Total stockholders’ equity	211,246	213,186	224,955	243,414	270,265	211,246	270,265

Consolidated earnings summary:
Interest income	$9,040	$8,969	$8,460	$9,007	$8,923	$18,009	$18,181
Interest expense	1,236	1,336	1,378	1,386	1,430	2,572	2,966
Net interest income	7,804	7,633	7,082	7,621	7,493	15,437	15,215
Provision for loan losses on non-covered loans	—	—	—	—	—	—	300
Provision for loan losses on covered loans	(4)	4	(127)	(834)	(54)	—	(51)
Net interest income after provision for loan losses	7,808	7,629	7,209	8,455	7,547	15,437	14,966
Noninterest income	3,451	3,566	3,708	3,236	3,217	7,017	7,333
Noninterest expense	9,064	8,735	9,394	9,036	8,580	17,799	17,780
Income tax expense	761	786	481	870	693	1,547	1,391
Net income	$1,434	$1,674	$1,042	$1,785	$1,491	$3,108	$3,128

Per share data:
Earnings per share – basic	$0.09	$0.10	$0.06	$0.09	$0.07	$0.19	$0.14
Earnings per share – fully diluted	$0.09	$0.10	$0.06	$0.09	$0.07	$0.19	$0.14
Cash dividends per share	$0.05	$0.05	$0.05	$0.05	$0.05	$0.10	$0.10

Weighted average basic shares	15,835	16,175	17,936	20,747	21,701	16,007	21,856
Weighted average diluted shares	16,376	16,710	18,446	21,301	22,224	16,547	22,378
Total shares outstanding	16,664	16,963	18,261	19,960	22,603	16,664	22,603

Book value per share	$12.68	$12.57	$12.32	$12.20	$11.96	$12.68	$11.96
Tangible book value per share	$12.39	$12.29	$12.06	$11.95	$11.74	$12.39	$11.74
__________________________________

(1)	Financial information as of September 30, 2014 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)
dollars in thousands

	Quarter to Date					Year to Date
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	3/31/2015	3/31/2014

Not covered by loss share agreements
Loans receivable: (1)
1-4 family residential real estate	$172,131	$157,340	$152,811	$139,803	$135,181	$172,131	$135,181
Commercial real estate	340,172	313,658	300,556	284,591	271,156	340,172	271,156
Commercial	29,432	27,844	24,760	21,172	21,501	29,432	21,501
Real estate construction	70,758	67,196	63,485	58,459	47,112	70,758	47,112
Consumer and other	4,560	4,625	4,959	17,010	16,531	4,560	16,531
Total non-covered loans receivable	$617,053	$570,663	$546,571	$521,035	$491,481	$617,053	$491,481

Allowance for loan losses:
Balance at beginning of period	$8,494	$8,473	$8,606	$8,431	$8,494	$8,473	$8,189
Charge-offs	(59)	(88)	(342)	(238)	(93)	(147)	(160)
Recoveries	28	109	209	13	30	137	102
Provision	—	—	—	—	—	—	300
Transfer (2)	—	—	—	400	—	—	—
Balance at end of period	$8,463	$8,494	$8,473	$8,606	$8,431	$8,463	$8,431

Nonperforming assets: (3)
Nonaccrual loans	$3,410	$3,274	$3,508	$4,243	$4,743	$3,410	$4,743
Loans delinquent 90 days or greater and still accruing	—	64	736	238	—	—	—
Total nonperforming non-covered loans	3,410	3,338	4,244	4,481	4,743	3,410	4,743
Other real estate owned	1,144	954	1,758	1,331	849	1,144	849
Total nonperforming non-covered assets	$4,554	$4,292	$6,002	$5,812	$5,592	$4,554	$5,592

Troubled debt restructuring:
Troubled debt restructurings - accruing	$6,064	$6,094	$6,154	$7,352	$7,603	$6,064	$7,603
Troubled debt restructurings - nonaccrual	1,673	1,673	1,674	2,094	2,094	1,673	2,094
Total troubled debt restructurings	$7,737	$7,767	$7,828	$9,446	$9,697	$7,737	$9,697

Covered by loss sharing agreements
Nonperforming assets:
Other real estate owned	$3,343	$4,554	$5,558	$8,014	$9,895	$3,343	$9,895
Covered loans 90+ days delinquent (4)	2,638	5,434	5,315	3,156	8,825	2,638	8,825
Total nonperforming covered assets	$5,981	$9,988	$10,873	$11,170	$18,720	$5,981	$18,720
__________________________________

(1)
Includes previously acquired loans in the amount of $20.8 million at March 31, 2015 related to the Neighborhood Community Bank and McIntosh Commercial Bank non single-family loss sharing agreements with the FDIC that expired in June 2014 and March 2015, respectively. Additionally, $8.2 million, $8.6 million and $9.1 million of previously acquired loans related to Neighborhood Community Bank are included at December 31, 2014, September 30, 2014 and June 30, 2014, respectively.

(2)	Transfer of allowance related to acquired Neighborhood Community Bank non-single family loans upon expiration of the non-single family loss sharing agreement with the FDIC in June 2014.

(3)
Previously acquired loans that are no longer covered under the commercial loss sharing agreement with the FDIC are excluded from this table. Due to the recognition of accretion income established at the time of acquisition, acquired loans that are greater than 90 days delinquent or designated nonaccrual status are regarded as accruing loans for reporting purposes.

(4)	Covered loans contractually past due greater than ninety days are reported as accruing loans because of accretable discounts established at the time of acquisition.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)

	Quarter to Date					Year to Date
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	3/31/2015	3/31/2014

Return on equity (annualized)	2.69%	3.09%	1.78%	2.71%	2.19%	2.89%	2.29%
Return on assets (annualized)	0.58%	0.68%	0.41%	0.67%	0.55%	0.63%	0.58%
Net interest margin (annualized)	3.54%	3.47%	3.14%	3.26%	3.18%	3.50%	3.23%
Net interest margin, excluding the effects of purchase accounting (1)	3.31%	3.14%	2.95%	2.90%	2.85%	3.22%	2.81%
Bank tier 1 leverage ratio (2)	16.73%	18.31%	17.67%	19.51%	19.25%	16.73%	19.25%
Bank total risk-based capital ratio	23.42%	26.46%	27.90%	32.93%	34.18%	23.42%	34.18%
Effective tax rate	34.67%	31.96%	31.58%	32.77%	31.73%	33.24%	30.78%
Yield on loans	4.95%	5.14%	5.05%	5.44%	5.41%	5.04%	5.48%
Cost of deposits	0.43%	0.48%	0.49%	0.49%	0.49%	0.45%	0.51%

Ratios of non-covered assets:
Allowance for loan losses as a % of total loans	1.37%	1.49%	1.55%	1.65%	1.71%	1.37%	1.71%
Allowance for loan losses as a % of nonperforming loans	248.17%	254.47%	199.64%	192.06%	177.76%	248.17%	177.76%
Nonperforming assets as a % of total loans and REO	0.74%	0.75%	1.09%	1.11%	1.14%	0.74%	1.14%
Nonperforming assets as a % of total assets	0.48%	0.48%	0.65%	0.62%	0.59%	0.48%	0.59%
Net charge-offs as a % of average loans (annualized)	0.02%	(0.01)%	0.10%	0.18%	0.05%	—%	0.02%
__________________________________

(1)
Net interest income excluding accretion and amortization of loss share loans receivable divided by average net interest earning assets excluding average loan accretable discounts in the amount of $5.1 million, $5.5 million, $6.1 million, $5.5 million, and $3.5 million, for the quarters ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014, respectively.

(2)
During the quarter ended March 31, 2015, an upstream of capital was made between the bank and the holding company in the amount of $17.5 million to be used primarily for the repurchase of the Company's outstanding shares.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Quarter to Date
	3/31/2015			3/31/2014
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$41,534	$19	0.18%	$156,199	$84	0.22%
FHLB common stock and other equity securities	3,362	37	4.40	3,861	37	3.85
Mortgage-backed securities and collateralized mortgage obligations available for sale	162,561	793	1.95	185,459	953	2.06
Other investment securities available for sale (1)	25,428	153	2.41	19,455	19	0.40
Loans receivable (1)(2)(3)(4)	649,787	7,571	4.66	578,887	7,098	4.90
Accretion and amortization of loss share loans receivable (5)		467	0.28		732	0.50
Total interest-earning assets	882,672	9,040	4.10	943,861	8,923	3.78
Total noninterest-earning assets	107,814			133,844
Total assets	$990,486			$1,077,705
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$166,797	$50	0.12%	$178,962	$51	0.11%
Bank rewarded checking	49,153	24	0.20	47,849	28	0.24
Savings accounts	49,179	2	0.02	48,375	2	0.02
Money market deposit accounts	124,999	64	0.21	131,376	75	0.23
Certificate of deposit accounts	223,194	518	0.93	254,623	648	1.02
Total interest-bearing deposits	613,322	658	0.43	661,185	804	0.49
Borrowed funds	53,833	578	4.29	58,856	626	4.25
Total interest-bearing liabilities	667,155	1,236	0.74	720,041	1,430	0.79
Noninterest-bearing deposits	98,450			74,468
Other noninterest-bearing liabilities	11,371			10,583
Total noninterest-bearing liabilities	109,821			85,051
Total liabilities	776,976			805,092
Total stockholders' equity	213,510			272,613
Total liabilities and stockholders' equity	$990,486			$1,077,705
Net interest income		$7,804			$7,493
Net interest earning assets (6)		$215,517			$223,820
Net interest rate spread (7)			3.36%			2.99%
Net interest margin (8)			3.54%			3.18%
Net interest margin, excluding the effects of purchase accounting (9)			3.31%			2.85%
Ratio of average interest-earning assets to average interest-bearing liabilities			132.30%			131.08%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and, therefore, does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired in FDIC-assisted acquisitions and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting represents net interest income excluding accretion and amortization of loss share loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $5.1 million and $3.5 million for the quarters ended March 31, 2015 and March 31, 2014, respectively.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Fiscal Year to Date
	3/31/2015			3/31/2014
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$52,836	$60	0.23%	$144,630	$169	0.23%
FHLB common stock and other equity securities	3,412	74	4.32	3,901	67	3.44
Mortgage-backed securities and collateralized mortgage obligations available for sale	168,146	1,624	1.93	189,066	1,922	2.03
Other investment securities available for sale (1)	20,434	198	1.94	19,543	38	0.39
Loans receivable (1)(2)(3)(4)	636,793	14,914	4.68	583,547	14,061	4.82
Accretion and amortization of loss share loans receivable (5)		1,139	0.35		1,924	0.65
Total interest-earning assets	881,621	18,009	4.09	940,687	18,181	3.87
Total noninterest-earning assets	108,963			140,769
Total assets	$990,584			$1,081,456
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$166,457	$104	0.12%	$174,245	$98	0.11%
Bank rewarded checking	48,223	52	0.22	48,298	58	0.24
Savings accounts	48,701	5	0.02	48,123	6	0.02
Money market deposit accounts	125,152	134	0.21	130,899	145	0.22
Certificate of deposit accounts	223,900	1,097	0.98	261,871	1,382	1.06
Total interest-bearing deposits	612,433	1,392	0.45	663,436	1,689	0.51
Borrowed funds	54,615	1,180	4.32	59,434	1,277	4.30
Total interest-bearing liabilities	667,048	2,572	0.77	722,870	2,966	0.82
Noninterest-bearing deposits	96,828			73,827
Other noninterest-bearing liabilities	11,502			11,201
Total noninterest-bearing liabilities	108,330			85,028
Total liabilities	775,378			807,898
Total stockholders' equity	215,206			273,558
Total liabilities and stockholders' equity	$990,584			$1,081,456
Net interest income		$15,437			$15,215
Net interest earning assets (6)		$214,573			$217,817
Net interest rate spread (7)			3.32%			3.05%
Net interest margin (8)			3.50%			3.23%
Net interest margin, excluding the effects of purchase accounting (9)			3.22%			2.81%
Ratio of average interest-earning assets to average interest-bearing liabilities			132.17%			130.13%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and, therefore, does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired in FDIC-assisted acquisitions and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting represents net interest income excluding accretion and amortization of loss share loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $5.3 million and $4.0 million for the three months ended March 31, 2015 and March 31, 2014, respectively.

(10)	Annualized.